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FOR IMMEDIATE RELEASE

Contact: Jeffrey D. Linton                         Lisa Carlton-Wilson
         VP - Corporate Business Development,      Investor Relations
         Legal and Public Affairs                  In-Site Communications, Inc.
         (678) 728-2015                            (212) 759-3929

       SEROLOGICALS CORPORATION COMPLETES MAJOR ACE PROJECT INITIATIVES;
                 ANNOUNCES CONSOLIDATION OF PLASMA OPERATIONS


ATLANTA, GA - MAY 17, 2002 - Serologicals Corporation (Nasdaq/NM: SERO) announces today the completion of the major initiatives from its ACE (ACHIEVING COLLECTIVE EXCELLENCE) Project within the Company's Plasma Operations division. The Project, underway since July 2001, undertook a complete review of the competitiveness, productivity and overall performance of Serologicals' Plasma Operations nationwide.

         As part of the ACE initiative, the Company will be integrating its plasma collection into a reduced number of expanded donor centers throughout the United States, enabling Serologicals to continue to meet and exceed customer expectations, while enhancing and strengthening the quality systems and production capacity of the operations. Through the restructuring of the plasma operations division, four current donor centers' activities will be integrated into existing centers. The following centers are being closed as of today: Asheville, NC, Atlanta, GA, (East), Pittsburgh, PA, and Tuscaloosa, AL.

         "As part of our ACE Project, we conducted an analysis of our plasma operations to optimize our ongoing investment in this key business area," said David A. Dodd, President & Chief Executive Officer of Serologicals. "By streamlining our operations, we expect to realize improved operational efficiencies and cost savings for the Company, while increasing our production capacity."


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May 17, 2002
Serologicals Corporation Completes Major ACE Project Initiatives;
Announces Consolidation of Plasma Operations


         "We believe that this action today enables us to be a more competitive supplier of plasma antibody products, while continuing to consistently focus to achieve the highest levels of quality and regulatory compliance," said Dodd. "The ACE Project is a true example of our commitment to deliver leadership in quality, operating productivity, and customer service within our marketplaces served by Plasma Operations. Most importantly, it is a statement of our total commitment - to our customers, our donors, and our shareowners."

         The integration of the four donor centers is effective immediately. The new alignment of the Company's donor centers consists of 13 locations within seven states. In conjunction with this action, the Company will record a one time charge of approximately $1.1 million during the second quarter. The Company anticipates that this initiative will result in a recurring annual cost savings of at least $1.5 million, and, except for the impact of the special charge, will not alter the most recent sales and earnings guidance provided by the Company in its press release of April 25, 2002.

         Serologicals Corporation, headquartered in Atlanta, Georgia, is a global provider of biological products and enabling technologies, which are essential for the research, development and manufacturing of biologically based life science products. The Company's products and technologies are used in a wide variety of innovative applications within the areas of oncology, hematology, immunology, cardiology and infectious diseases, as well as in the study of molecular biology. Serologicals has more than 750 employees worldwide, and its shares are traded on the NASDAQ national stock market under the symbol SERO.

          This release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding the expected performance for 2002, especially expectations with respect to sales and earnings per share, the benefits expected as a result of reducing the number of donor centers, including improved operating efficiency, estimated annual cost savings, enhancement of the Company's competitive position and increased production capacity. These forward-looking statements are subject to certain risks, uncertainties and other factors, including the Company's ability to attract and retain qualified donors at the remaining centers; the Company's ability to comply with various regulatory, customer and other standards and product requirements; the impact of competition; changes in government and industry mandated regulations or customer specifications; changes in the markets or customers' demand for the Company's products and services and the anticipated cost savings actually materializing, which could cause actual results to differ materially.


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Page 3
May 17, 2002
Serologicals Corporation Completes Major ACE Project Initiatives;
Announces Consolidation of Plasma Operations


         Additional information on factors that could potentially affect the Company or its financial results may be found in the Company's filings with the Securities and Exchange Commission.

         Serologicals is a registered trademark of Serologicals Royalty
Company.

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